CONSENT OF INDEPENDENT ACCOUNTANTS
                    ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 15, 1999 relating to the financial statements, which appears in the 1999 Annual Report to
Shareholders of Stewart Enterprises, Inc. which is incorporated by reference in Stewart Enterprises' Annual Report on Form 10-K for the year ended October 31, 1999. We also consent to the incorporation by reference of our report dated December 15, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New Orleans, Louisiana
April 11, 2000